Exhibit (b)

AMENDED AND RESTATED

BYLAWS

OF

CASH RESERVE FUND, INC.

Dated as of December 1, 2015

ARTICLE 1

Charter and Offices

1.1 Charter. These Bylaws are adopted pursuant to Section 8.3 of the Charter of Cash Reserve Fund, Inc. (the “Corporation”), as from time to time in effect, and shall be subject to the terms of the Charter. Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Charter.

1.2 Principal Office of the Corporation. The principal office of the Corporation in Maryland shall be located in Baltimore City, Maryland, or such other place as shall be determined by the Board of Directors from time to time. The Corporation may have offices in such other places within or without the State of Maryland as the Board of Directors may from time to time determine.

ARTICLE 2

Directors

2.1 General Powers. The property, business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the Shareholders by law, by the Charter or by these Bylaws. All acts done at any meeting of the Board of Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

2.2 Number of Directors. The number of Directors may be increased or decreased from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors, provided that the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law or more than 13. No reduction in the number of Directors by resolution of the Board of Directors shall have the effect of removing any Director from office prior to the expiration of his term.

2.3 Election and Term of Directors. Subject to Section 9.1 of these Bylaws, Directors shall be elected at each annual meeting of Shareholders or a special meeting held for that purpose. The term of office of each Director shall be from the time of his election until his successor shall have been elected and shall have been qualified, or until his death, or until he shall have resigned or have been removed or disqualified as provided in these Bylaws, or as otherwise provided by the Investment Company Act of 1940, as amended (the “1940 Act”) or the Charter.

2.4 Qualifications of Directors. The Board of Directors may adopt qualification requirements for Directors from time to time (e.g., term limits, maximum age), and any such qualification requirements shall be deemed incorporated by reference into these Bylaws.

2.5 Resignation. A Director of the Corporation may resign at any time by giving written or electronic notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation so states.

2.6 Removal of Directors. At any meeting of Shareholders, duly called and at which a quorum is present, the Shareholders may, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, remove any Director from office, with or without cause. The Shareholders may elect a successor to fill any resulting vacancy for the balance of the term of the removed Director.

2.7 Vacancies. Subject to the provisions of the 1940 Act: (i) any vacancies in the Board of Directors arising from an increase in the number of Directors may be filled by a vote of a majority of the entire Board of Directors and (ii) any vacancies in the Board of Directors arising from death, resignation, removal, disqualification or any other cause may be filled by a vote of the majority of the remaining Directors even though that majority is less than a quorum.

2.8 Chairman; Vice Chairman. The Directors may elect from their own number a Chairman to hold office until his or her successor shall have been duly elected and qualified or until his earlier death, resignation, removal or disqualification. If the Chairman attends the meeting, the Chairman shall preside at all meetings of the Board of Directors and the Shareholders. The Directors may also elect from their own number a Vice Chairman to hold office until his or her successor shall have been duly elected and qualified or until his earlier death, resignation, removal or disqualification. If the Chairman is not present at a meeting of the Directors or Shareholders, the Vice Chairman, if any, shall preside at such meeting. The Chairman and Vice Chairman shall each have such other duties and powers as the Board of Directors may from time to time determine, but neither shall have individual authority to act for the Corporation as an officer of the Corporation.

2.9 Place and Manner of Meetings. The Board of Directors may hold their meetings either within or outside the State of Maryland at such place or places as they may from time to time determine or by means of remote communication. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting. Meetings of the Board of Directors or committees thereof may be held in conjunction with meetings of other investment companies having the same investment adviser or an affiliated investment adviser as the Corporation or any Series. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or, if he does not attend the meeting, then by the Vice Chairman, if any, or if there is no Vice Chairman or the Vice Chairman is not present at the meeting, then by another Director designated by the Chairman or, if no Director is so designated, by a chairman to be elected by the Directors at the meeting.

2.10 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place or by remote communication as shall from time to time be determined by the Board of Directors, provided that notice of every determination of the

Board of Directors fixing or changing the time or place for the holding of regular meetings of the Board shall be sent promptly to each Director not present at the meeting at which such time and place was fixed or such change was made. Such notice shall be in the manner provided for notices of special meetings of the Board of Directors.

2.11 Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place or by remote communication designated in the call of the meeting when called by the Chairman, the President, the Treasurer, two or more Directors, or by such other persons as the Board may from time to time authorize, sufficient notice thereof as described in Section 2.12 below being given to each Director by the Secretary or an Assistant Secretary or by the person calling the meeting.

2.12 Notice of Special Meetings. It shall be sufficient notice to a Director of a special meeting to send notice by overnight mail at least forty eight hours or by email or facsimile at least 24 hours before the meeting addressed to the Director at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice to him or her in person or by telephone at least 24 hours before the meeting. Notwithstanding the foregoing, in the event the time or place of a meeting is changed less than 24 hours before the meeting, notice of the change shall be deemed sufficient if provided to a Director by email, telephone or in person at any time prior to the start of the meeting. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.13 Waiver of Notice of Meetings. Notice, when required, of any meeting of the Board of Directors or a committee of the Board, need not be given to any Director who delivers a written or electronic waiver of notice before or after the meeting and such waiver is filed with the records of the meeting, or to any Director who is present at the meeting.

2.14 Quorum and Manner of Acting. At any meeting of the Board of Directors, one-third of the members of the entire Board of Directors shall constitute a quorum for the transaction of business; provided, however, that if (i) the Board of Directors consists of two or three Directors, then two Directors shall constitute a quorum and (ii) the Board of Directors consists of one Director, then that one shall constitute a quorum. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Charter, these Bylaws, or the 1940 Act. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.15 Action by Consent. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board or the committee and filed in paper or electronic form with the minutes of proceedings of the Board or committee.

2.16 Compensation of Directors. Each Director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board, regular or special, he attends. At the discretion of the Board of Directors, Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board meeting.

2.17 Counsel and Experts. The Directors who are not “interested persons” of the Corporation pursuant to the 1940 Act may from time to time as they may determine, at the

Corporation’s expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Directors may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Directors, and may execute any agreements, contracts, instruments or other documents in connection therewith.

ARTICLE 3

Officers

3.1 Enumeration; Qualification. The officers of the Corporation shall be a President, a Treasurer, a Secretary and such other officers as the Board of Directors from time to time may in their discretion elect, appoint or authorize in accordance with Section 3.2 below. Any officer of the Corporation may but need not be a Director or a Shareholder. Any two or more offices, except those of President and Vice-President, may be held by the same person.

3.2 Election. The President, the Treasurer and the Secretary shall be elected by the Board of Directors upon the occurrence of a vacancy in any such office. Other officers, if any, may be elected or appointed by the Board of Directors at any time, and the Board of Directors may delegate to the President the power to appoint such other officers as the Board of Directors shall at any time or from time to time deem advisable. Vacancies in any such other office may be filled at any time.

3.3 Tenure. Each officer shall hold office until he or she dies, resigns, is removed or becomes disqualified, or until his successor is duly appointed and qualified.

3.4 Powers. Each officer shall have, in addition to the duties and powers herein and in the Charter set forth, such duties and powers as are commonly incident to the office occupied by him and such other duties and powers as the Board of Directors may from time to time designate.

3.5 President. Unless the Board of Directors provides otherwise, the President shall be the chief executive officer of the Corporation.

3.6 Treasurer. Unless the Board of Directors provides otherwise, the Treasurer shall be the chief financial and accounting officer of the Corporation, and shall, subject to the provisions of the Charter and to any arrangement made by the Directors with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the papers, books of account and accounting records of the Corporation, and shall have such other duties and powers as may be designated from time to time by the President.

3.7 Secretary. The Secretary shall record all proceedings of the Shareholders and the Directors in books to be kept therefor, which books or a copy thereof shall be kept at an office of the Corporation. In the absence of the Secretary from any meeting of the Shareholders or Directors, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.8 Resignations and Removals. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any officer or agent of the Corporation may be removed by the Board of Directors whenever in the Board’s judgment the best interests of the Corporation will be served thereby, and the Board may delegate the power of removal to the President as to officers and agents not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person’s contract rights, if any, but the appointment of any person as an officer or agent of the Corporation shall not of itself create contract rights.

ARTICLE 4

Committees

4.1 Establishment and Authority. The Board of Directors may, by resolution passed by a majority of the entire Board, designate from among its members an executive and one or more other committees. Each committee shall consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution and as permitted by the Maryland General Corporation Law, shall have and may exercise the powers of the Board of Directors. Each committee may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Board of Directors and not inconsistent with the resolution appointing the committee or these Bylaws. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member.

4.2 Quorum; Voting. Unless the specific rules and procedures adopted by a committee in accordance with Section 4.1 provide otherwise, a majority of the members of any committee of the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the members of the committee present at any committee meeting at which there is a quorum shall be the act of the committee.

4.3 Compensation of Members. The chair, if any, the vice chair, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Board of Directors.

ARTICLE 5

Reports and Communications

5.1 General. The Directors and officers shall render notices and reports at the time and in the manner required by any applicable law. Officers and committees of the Board of Directors shall render such additional reports as they may deem desirable or as may from time to time be required by the Board of Directors.

5.2 Communications with Shareholders. Any notices, reports, proxy statements or other communications required under the Charter, these Bylaws or applicable law to be sent to Shareholders of the Corporation, including Shareholders of any one or more Series or Classes thereof, may be sent, delivered or made available in any reasonable manner as may be determined by the Board of Directors if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic transmission. If not otherwise prohibited by applicable law, all such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such communication may be sent to Shareholders who reside at the same address.

5.3 Waiver of Notice. Whenever any notice of the date, hour, place, means of remote communication and/or purpose of any meeting of Shareholders of the Corporation, including

Shareholders of any one or more Series or Classes thereof, is required to be given under the provisions of the Maryland General Corporation Law or under the provisions of the Charter or these Bylaws, a waiver thereof in writing or by electronic transmission by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such person. Except as otherwise provided by the Maryland General Corporation Law, the Charter and these Bylaws, a Shareholder may waive receipt of any other communication from the Corporation.

ARTICLE 6

Seal

6.1 General. The Board of Directors may adopt a seal of the Corporation which shall be in such form and shall have such inscription thereon as the Board of Directors may from time to time prescribe, but unless otherwise required by the Board of Directors or applicable law, the seal shall not be necessary to be placed on and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Corporation. If the Corporation is required to place its seal to a document under any applicable law, the Corporation may meet the requirements of any such law by placing the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

ARTICLE 7

Execution of Papers

7.1 General. All deeds, leases, contracts, notes and other obligations made by the Corporation shall be signed by the President, any Vice President elected or appointed by the Directors, the Treasurer or the Secretary, except as the Directors may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these Bylaws.

ARTICLE 8

Shares and Share Certificates

8.1 Share Certificates. The Board of Directors may authorize the issuance of Shares of any Series or Class of the Corporation’s capital stock without certificates and, in such case, Shares shall be held on the books of the Corporation or one or more transfer agents of the Corporation, and the record holders of such Shares shall be treated for all purposes as Shareholders under the Charter.

If the Corporation issues certificates for Shares of any Series or Class, each such certificate shall be in such form as the Board of Directors may prescribe from time to time, shall bear the Corporation’s name and a distinguishing number, shall exhibit the holder’s name and the number of Shares and Series and Class owned by such holder, and shall be signed by the president, a vice president, the chief executive officer, the chief operating officer, the chief financial officer, the chairman of the board or the vice chairman of the board, and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer. Such signatures may be facsimile, printed or engraved if the certificate is signed by the transfer agent with respect to such Shares or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

8.2 Share Transfers. Transfers of Shares of the Corporation shall be made only on the books of the Corporation, as maintained by the transfer agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the transfer agent for such Shares, and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these Bylaws, the person in whose name Shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that properly documented pledges of Shares as collateral security may be accounted for by any transfer agent in accordance with the transfer agent’s standard procedures with respect thereto.

8.3 Loss of Certificates. The transfer agent for any Series or Class of Shares, with the approval of any two officers, is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Board of Directors.

8.4 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares.

8.5 Beneficial Owners of Stock. Notwithstanding anything to the contrary contained in these Bylaws, the Board of Directors may adopt by resolution a procedure by which a Shareholder may certify in writing to the Corporation that any Shares registered in the name of the Shareholder are held for the account of a specified person other than the Shareholder. The resolution shall set forth the Series and/or Class of Shareholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification that complies with the requirements established by the Board’s resolution, the person specified in the certification shall be, for the purpose set forth in the certification, the holder of record of the specified stock in place of the Shareholder who makes the certification.

8.6 Fixing of Record Date for Dividends, Distributions, etc. The Board of Directors may fix, in advance, a date not more than 90 days preceding the date fixed for the payment of any dividend or the making of any distribution, or the allotment of any other rights, as the record date for the determination of the Shareholders of the Corporation or the Shareholders of one or more Series or Classes thereof entitled to receive any such dividend, distribution or allotment, and in such case only the Shareholders of record of the Corporation or of the Series or Class or Series or Classes thereof at the time so fixed shall be entitled to receive such dividend, distribution or allotment. If no record date has been fixed, the record date for determining Shareholders of the Corporation or of a Series or Class or Series or Classes thereof entitled to receive dividends, distributions or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend, distribution or allotment of rights is adopted, but the payment or allotment shall not be made more than sixty (60) days after the date on which the resolution is adopted.

ARTICLE 9

Shareholders

9.1 Annual Meetings. The Corporation is not required to hold an annual meeting of Shareholders in any year in which the election of directors is not required by the 1940 Act. If a meeting of Shareholders of the Corporation is required by the 1940 Act to take action on the election of Directors, then there shall be an annual meeting to elect Directors and take such other action as may properly come before the meeting on a date and time duly designated by the Board, but no later than 120 days after the occurrence of the event requiring the meeting.

9.2 Special Meetings; Postponements. Special meetings of the Shareholders of the Corporation, or of the Shareholders of one or more Series or Classes thereof, for any purpose or purposes, may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of Shareholders entitled to cast a majority of the votes entitled to be cast at the meeting. A written Shareholder request for a meeting shall state the purpose of the proposed meeting and the matters proposed to be acted on at it, and the Shareholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. Business transacted at all special meetings of Shareholders shall be confined to the purpose or purposes stated in the notice of the meeting. The Board of Directors has the sole power to fix the date, time and place, if any, and the means of remote communication, if any, by which Shareholders and proxy holders may be considered present in person and may vote at any special meeting.

Any meeting of the Shareholders of the Corporation, or any meeting of the Shareholders of one or more Series or Classes thereof, whether annual or special, may be postponed by the Board of Directors prior to the meeting by sending notice to the Shareholders entitled to vote at or to receive notice of the meeting, such notice to be given in the manner described in Section 9.5.

9.3 Place of Holding Meetings. All meetings of Shareholders of the Corporation or of the Shareholders of one or more Series or Classes thereof, shall be held at such place within or without the State of Maryland as designated by the Board of Directors in the notice of the meeting. Notwithstanding the foregoing but subject to the requirements of the Maryland General Corporation Law, the Board of Directors may determine that the meeting not be held at any place but instead by held solely by means of remote communication.

9.4 Record Dates. The Board of Directors may set a record date for the purpose of determining the Shareholders of the Corporation or Shareholders of one or more Series or Classes thereof who are entitled to notice of or to vote at any meeting. The record date may not be prior to the close of business on the day the record date is fixed, and may not be more than 90 days prior to the date of the meeting (except as permitted by Section 9.7), nor fewer than 10 days before the date of the meeting. If no record date has been fixed, the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholder of the Corporation or Shareholders of one or more Series or Classes thereof shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting. All persons who were holders of record of Shares of the Corporation or the Series or Class or Series or Classes to which the meeting relates as of the record date of the meeting, and no others, shall be entitled to notice of and to vote at such meeting and adjournments and postponements thereof.

9.5 Notice of Meetings. Not less than ten nor more than 90 days before the date of a meeting of the Shareholders of the Corporation, or of a meeting of the Shareholders of one or more Series or Classes thereof, the Secretary shall give each Shareholder entitled to vote at or to receive notice of the meeting, notice stating the date, time and place of the meeting, if any, and the means of remote communication, if any, by which Shareholders and proxy holders may be deemed to be present in person and may vote at the meeting and, in the case of a special meeting or a meeting at which an action proposed to be taken requires advance notice of the purpose of such action, the purpose or purposes for which the meeting is called. Notice is given to a Shareholder when it is (i) personally delivered to the Shareholder, (ii) left at the Shareholder’s residence or usual place of business, (iii) mailed to the Shareholder, postage prepaid, at the Shareholder’s address as it appears on the records of the Corporation, or (iv) transmitted to the Shareholder by an electronic transmission to any address or number of the Shareholder at which the Shareholder receives electronic transmissions.

9.6 Quorum; Action. The Charter contains provisions relating to the number of Shares present in person or by proxy necessary to constitute a quorum at a meeting of the Shareholders of the Corporation or of the Shareholders of any one or more Series or Classes thereof. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time as provided in Section 9.7 of this Article 9.

The Shareholders who are entitled to vote and are present at any duly called and convened meeting may continue to do business for which the particular meeting was called until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of Shares of the Corporation, or of one or more Series or Classes thereof, required for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of Shares of the Corporation, or one or more Series or Classes thereof, required for action upon the other matter or matters.

All matters presented to a vote of the Shareholders of the Corporation or of the Shareholders of one or more Series or Classes thereof shall be decided by a majority of all the votes cast in person or by proxy, except with respect to the election of directors, which shall be decided by a plurality of the votes cast in person or by proxy, and except as otherwise provided by the Charter or applicable law, including, without limitation, the 1940 Act.

9.7 Adjournments. Whether or not a quorum is present, a meeting of the Shareholders of the Corporation, or of the Shareholders of one or more Series or Classes thereof, may be adjourned from time to time (with respect to any one or more matters) by the chairman of the meeting without notice other than announcement at the meeting at which the adjournment is taken.

In addition, upon motion of the chairman of the meeting, the question of adjournment may be submitted to a vote of the Shareholders, or of the Shareholders of one or more Series or Classes thereof, as applicable, and, in any such case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the Shares present and entitled to vote with respect to the matter or matters adjourned, and without further notice other than announcement at the meeting at which the adjournment is taken.

Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting may not be adjourned to a date more than 120 days after the original record date without further notice of the adjourned meeting date.

9.8 Proxies. At any meeting of Shareholders of the Corporation or of one or more Series or Classes thereof, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Corporation as the Board of Directors or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Board of Directors, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Corporation by its officers, and pursuant in each case to procedures established or approved by the officers of the Corporation or agents employed by the Corporation for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Except in those cases in which the proxy states that it is irrevocable and where an irrevocable proxy is permitted by law, a Shareholder who has submitted a proxy at a meeting may revoke or withdraw the proxy: (i) with respect to any matter to be considered at the meeting or any postponement or adjournment thereof if such revocation or withdrawal is properly received prior to the vote on that matter and (ii) by delivering a duly executed proxy bearing a later date or by attending the meeting or the postponement or adjournment thereof and voting in person.

9.9 Conduct of Meetings. Meetings of Shareholders of the Corporation or of one or more Series or Classes thereof shall be presided over by the Chairman of the Board of Directors or, if he does not attend the meeting, then by the Vice Chairman of the Board of Directors, if any, or if there is no Vice Chairman or the Vice Chairman is not present at the meeting, then by another person designated by the Chairman or, if no person is so designated, by the most senior officer of the Corporation present at the meeting. The person presiding over any such meeting shall serve as chairman of the meeting and shall determine the order of business of the meeting and may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting. At all meetings of Shareholders of the Corporation or of one or more Series or Classes thereof, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Unless otherwise determined by the chairman of the meeting, meetings shall not be required to be held in accordance with the rules of parliamentary procedure.

 9.10 Advance Notice Requirements. At any annual meeting of Shareholders, Shareholders of record at the time of the notice of the meeting and at the time of the meeting (a “Submitting Shareholder”) may make nominations of individuals for election to the Board of Directors and/or may propose other proper business to be considered by the Shareholders (the chairman of the meeting to determine whether any such business is a proper matter for action by the Shareholders) if, and only if, the Shareholder provides notice to the Secretary of the Corporation and the Secretary receives such notice not later than the seventh day following the day on which the notice of the annual meeting was mailed or transmitted to the Shareholder, of each individual whom the Shareholder proposes to nominate for election as a director and/or a description of the other business that the Shareholder proposes to bring before the annual meeting. Upon request by the Corporation, the Submitting Shareholder shall provide, no later than five days after the delivery of such request (or such other period as may be specified in such request), such additional information regarding the matter as the Corporation may request. If a Shareholder fails to provide any such additional information within such time period, the nominee or business shall not be presented at the annual meeting. A postponement or adjournment of an annual meeting shall not commence any new time periods pursuant to this Section. Nothing in this Section shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

9.11 Inspectors of Election. In advance of or at any meeting of Shareholders of the Corporation, or of the Shareholders of one or more Series or Classes thereof, the Board of Directors, or at the meeting, the chairman of the meeting, may appoint one or more Inspectors of Election to act at the meeting or any postponement or adjournment thereof. Unless otherwise instructed by the Board of Directors or the chairman of the meeting, the Inspectors of Election shall determine the number of Shares outstanding of the Corporation or of the applicable Series or Class or Series or Classes, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; shall receive votes, ballots or consents; shall hear and determine all challenges and questions in any way arising in connection with the right to vote; and shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

ARTICLE 10

Books and Records; Other Matters

10.1 Books and Records. The books and records of the Corporation and any Series or Classes thereof, may be kept in or outside the State of Maryland at such office or offices of the Corporation and/or its agents as may from time to time be determined by the officers of the Corporation.

10.2 Stock Ledger. A stock ledger shall be maintained for the Corporation that contains the name and address of each Shareholder and the number of Shares of each Series and Class registered in the name of each Shareholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of the transfer agent, within or without the State of Maryland, or, if none, at the principal office of the Corporation in the State of Maryland or the principal executive offices of the Corporation.

10.3 Fiscal Year. The fiscal year of the Corporation, or each Series or Class, shall be fixed by the Board of Directors.

10.4 Voting Stock in Other Corporations. Unless otherwise ordered by the Board of Directors, any and all shares of stock owned or held by the Corporation in any other corporation shall be represented and voted at any meeting of the shareholders of any such corporation by any one of the following officers of this Corporation in the following order who shall attend such meeting: the President, a Vice President, or the Treasurer, and such representation by any one of the officers above named shall be deemed and considered a representation in person by the Corporation at such meeting. In addition, any of the officers named above may execute a proxy to represent the Corporation at such shareholders' meeting and to vote all shares of such corporation owned or held by the Corporation with all power and authority in the premises that any of the officers above named would possess if personally present. The Board of Directors by resolution may from time to time confer like powers upon any other person or persons. Voting of portfolio securities shall at all times comply with any and all requirements of the 1940 Act.

ARTICLE 11

Indemnification

11.1 Indemnification of Directors and Officers. The Corporation shall indemnify and advance expenses to its current and former Directors and officers to the extent provided by the Charter.

11.2 Indemnification of Employees and Agents. With respect to employees and agents who are not officers or Directors of the Corporation, the Corporation may, as determined by the Board of Directors, indemnify and advance expenses to such persons to the extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the 1940 Act, as such statutes are now or hereafter in force.

11.3 Other Rights. The indemnification and advancement of expenses provided by this Article 11 or provided by the Charter shall not be deemed exclusive of any other right, in respect of indemnification, advancement of expenses or otherwise, to which those seeking such indemnification or advancement of expenses may be entitled under any insurance, contract or other agreement, vote of shareholders or Directors or otherwise. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Charter inconsistent with this Article, shall apply to or affect in any respect the applicability of the provisions of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE 12

Forum

12.1 Exclusive Forum for Certain Litigation. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of Maryland General Corporation Law, the Charter or these Bylaws, or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine, shall be (a) the United States District Court for the Southern District of New York or (b) the Circuit Court for Baltimore City, Maryland or, if the Circuit Court for Baltimore City, Maryland does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division (the “Chosen Courts”). The Corporation, its Directors and officers, and its Shareholders shall be deemed to have (i) waived any objection to venue in any Chosen Court and (ii) waived any objection that any Chosen Court is an inconvenient forum.

ARTICLE 13

Amendments to the Bylaws

13.1 General. These Bylaws may be amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors.